UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

(May 9, 2014)

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

ARAMARK Holdings Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On May 9, 2014, ARAMARK Holdings Corporation (the “Company”) changed its name to Aramark. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company remaining as the surviving corporation in the merger. The Company amended Article FIRST of the Company’s Amended and Restated Certificate of Incorporation to change its corporate name to Aramark pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on May 9, 2014. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also on May 9, 2014, the By-laws of the Company were amended and restated to reflect the name change to Aramark. A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The merger and resulting name change do not affect the Company’s trading symbol, its CUSIP, nor the rights of its security holders, creditors, customers or suppliers. Other than the name change, the Company did not make any changes to its Certificate of Incorporation or By-laws.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Ownership and Merger

3.2	Amended and Restated By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

By:	/s/ Joseph Munnelly
Name:	Joseph Munnelly
Title:	Senior Vice President, Controller and Chief Accounting Officer

May 15, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Ownership and Merger

3.2	Amended and Restated By-laws